Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-109315) of SLM Corporation of our report dated June 15, 2012 relating to the financial statements of Sallie Mae 401(k) Savings Plan, which appears in this Form 11-K.

/s/ Reznick Group, P.C.

Vienna, Virginia

June 15, 2012